SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 25, 2006

UNITED RENTALS, INC.

UNITED RENTALS (NORTH AMERICA), INC.

(Exact name of Registrants as Specified in their Charters)

Delaware	001-14387	06-1522496
Delaware	001-13663	06-1493538
(States or Other Jurisdiction of Incorporation)	(Commission file Numbers)	(IRS Employer Identification Nos.)

Five Greenwich Office Park, Greenwich, CT	06830
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code (203) 622-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operation and Financial Condition

(1) On January 26, 2006, United Rentals, Inc. (the “Company”) issued the press release attached as Exhibit 99.1 hereto (the “Release”). The information in the Release is incorporated by reference herein (excluding the fourth and fifth paragraphs).

(2) On January 26, 2006, the Company also issued a second press release attached as Exhibit 99.2 hereto, which is incorporated by reference herein.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

The information in the Release that is incorporated by reference under Item 2.02(1) above is also incorporated by reference under this Item. The Company announced in the Release that it expects to restate its previously issued financial statements as described under the caption “Update on Restatements for Prior Periods” and, in view of the expected restatements, cautioned investors not to rely on the Company’s historical financial statements. The foregoing determination was made on January 25, 2006. Authorized officers discussed the determination with the Company’s independent accountants.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The information in the Release that is incorporated by reference under Item 2.02(1) above is also incorporated by reference under this Item. The Company announced in the Release the removal of Joseph Sherk, its corporate controller and principal accounting officer, from that position on January 25, 2006. The Company plans to appoint a new principal accounting officer as soon as practicable.

Item 8.01 Other Events

The information in the Release that is incorporated by reference under Item 2.02(1) above is also incorporated by reference under this Item. The Company announced in the Release the actions taken by its board of directors in response to a report by the special committee of the board of directors which has been investigating matters relating to the previously disclosed SEC inquiry.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
99.1	Press release issued by United Rentals, Inc. on January 26, 2006

99.2	Press release issued by United Rentals, Inc. on January 26, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 26th day of January, 2006.

UNITED RENTALS, INC.

By:	/s/ Martin E. Welch
Name:	Martin E. Welch
Title:	Interim Chief Financial Officer

UNITED RENTALS (NORTH AMERICA), INC.

By:	/s/ Martin E. Welch
Name:	Martin E. Welch
Title:	Interim Chief Financial Officer

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